THE WEISER LAW FIRM, P.C.
KATHLEEN A. HERKENHOFF (SBN 168562)
12707 High Bluff Drive, Suite 200
San Diego, CA 92130
Telephone: 858/794-1441
kah@weiserlawfirm.com

Co-Lead Class Counsel for Plaintiffs and
Chair of the Executive Committee of Plaintiffs' Counsel

[Additional Counsel appear on signature page.]

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF ALAMEDA

JAY SCHUFMAN, Individually and on Behalf of All Others Similarly Situated, Plaintiff, vs. PEET'S COFFEE & TEA, INC., et al., Defendants.	Lead Case No. RG12-640529 (Consolidated with Case Nos. RG12-640783; RG12-640956; RG12-641418; and RG12-641259) Assigned For All Purposes To: Judge Wynne S. Carvill Department: 21
This Document Relates To: ALL ACTIONS.	**CLASS ACTION** STIPULATION OF SETTLEMENT JUDGE: Wynne S. Carvill DEPT: 21 Date Lead Case Filed: July 24, 2012 Reservation Number: R-1329885

The parties to the above-captioned consolidated civil action (the "Action"), (i) Plaintiffs Jay Schufman ("Schufman"), Timothy Robertson, Bruce Weir, David Light, and Gregory Pearson (collectively "Plaintiffs"), on behalf of themselves and each of the Settlement Class Members,[1] and (ii) Defendants Patrick J. O'Dea ("O'Dea"), Gerald Baldwin, Hilary Billings, David Deno, Ted W. Hall, Michael Linton, Elizabeth Sartain, and Jean-Michel Valette ("Valette") (collectively the "Individual Defendants), Defendant Peet's Coffee & Tea, Inc. ("Peet's"), Defendant JAB Holdings BV ("JAB") and Defendant Panther Merger Co. ("Merger Sub"), by and through their attorneys, have entered into the following Stipulation of Settlement (the "Stipulation"), subject to the approval of the Court, which is intended by the Settling Parties[2] to fully, finally, and forever resolve, discharge, and settle the Released Claims.

I. The Litigation

On July 23, 2012, Peet's, a Washington corporation with its principal place of business in Emeryville, California, entered into an Agreement and Plan of Merger ("Merger Agreement") with JAB and Merger Sub, upon completion of which each share of Peet's common stock issued and outstanding immediately prior to the effective time of the Proposed Transaction was anticipated to be cancelled and converted into the right to receive $73.50 per share in cash (the "Proposed Transaction"), subject to the approval of the affirmative vote of at least a majority of the outstanding shares of common stock entitled to vote at a special meeting of Peet's shareholders (the "Stockholder Vote").

On July 24, 2012, Schufman, a holder of Peet's common stock, filed a putative class action complaint in the Superior Court of the State of California, County of Alameda (the "Court") captioned *Schufman v. Peet's Coffee & Tea, Inc. et al*, Case No. RG12-640529 (the "*Shufman* Action"), on behalf of himself and all holders of Peet's common stock, except for Defendants and their affiliates, against Peet's, its Board of Directors (the "Board"), JAB, and the Merger Sub challenging the Proposed

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[1] All capitalized terms are defined in Section III below, unless otherwise noted.

[2] As used herein, the term "Defendants" means the Individual Defendants, Peet's, JAB and the Merger Sub, collectively. As used herein, the term "Settling Parties" means the Plaintiffs and the Defendants in the Action.

Transaction and asserting various claims for breach of fiduciary duty and aiding and abetting breaches of fiduciary duty.

On July 25, 26, and 27, 2012, additional holders of Peet's common stock filed putative class action complaints in the Court, captioned, respectively, *Light v. Peet's Coffee & Tea, Inc. et al*, Case No. RG12-640783; *Robertson v. Peet's Coffee & Tea, Inc. et al*, Case No. RG12-640956; *Weir v. Peet's Coffee & Tea, Inc. et al*, Case No. RG12-641259; and *Pearson v. Peet's Coffee & Tea, Inc. et al*, Case No. RG12-641418 on behalf of themselves and all Peet's shareholders, except for Defendants and their affiliates, against Defendants, challenging the Proposed Transaction and asserting various claims for breach of fiduciary duty and aiding and abetting breaches of fiduciary duty (respectively, the "*Light*," "*Robertson*," "*Weir*," and "*Pearson*" actions).

On August 9, 2012, Peet's filed with the U.S. Securities and Exchange Commission ("SEC") a Preliminary Proxy Statement on Form 14A (the "Proxy") with respect to the Proposed Transaction, wherein it was noted that the Board unanimously approved the Merger Agreement and, further, recommended that the shareholders vote to approve the Proposed Transaction.

On August 16, 2012, Plaintiff in the *Robertson* Action filed a First Amended Shareholder's Class Action Complaint for Breach of Fiduciary Duty (the "Robertson Amended Complaint"), adding certain claims based on disclosures in the definitive proxy statement.

On August 27, 2012, Peet's and the Individual Defendants filed an answer (the "Answer") to the Robertson Amended Complaint (filed in the Lead Case) and JAB and Merger Sub also demurred to the Robertson Amended Complaint (the "Demurrer"), which Demurrer the Court later set for hearing on October 3, 2012.

On August 28, 2012, the Court entered an order providing for an October 3, 2012, hearing for Plaintiffs' anticipated motion for preliminary injunction, and a briefing schedule for that motion.

On August 28, 2012, the "*Schufman*," "*Light*," "*Robertson*," "*Weir*," and "*Pearson*" actions were consolidated before the Court under the lead case number RG12-640529 (the "Lead Case" or the "Action") and Co-Lead Counsel were appointed in the Action (the "Consolidation Order"). Pursuant to the Consolidation Order, the Robertson Amended Complaint was deemed the operative complaint in the consolidated Action.

On September 11, 2012, the First Amended Class Action Complaint for Breach of Fiduciary Duty (the "Amended Complaint") was re-filed in the Lead Case.[3] On September 12, 2012, Plaintiffs filed an opposition to the Demurrer.

Between August 31, 2012 and September 7, 2012, and in anticipation of Plaintiffs' forthcoming motion for preliminary injunction, Defendants provided a substantial amount of document discovery to Plaintiffs (which production was made subject to the entry of an appropriate confidentiality order), including copies of Board minutes, presentation materials, emails, and financial forecasts.

In furtherance of the anticipated motion for preliminary injunction, Plaintiffs took the depositions of Valette, Chairman of Peet's Board, on September 10, 2012; O'Dea, Peet's President and Chief Executive Officer, on September 12, 2012; and Jeffery Schackner, a representative of Peet's financial advisor Citigroup Global Markets Inc. ("Citigroup") on September 12, 2012.

After Plaintiffs, Plaintiffs' Counsel, and Plaintiffs' financial expert had substantially reviewed and analyzed the facts as revealed through discovery, Plaintiffs and Defendants, through their respective counsel and by engaging in arm's-length negotiations, reached an agreement to settle the Actions on the terms reflected in a memorandum of understanding ("MOU").

On September 19, 2012, the Settling Parties entered into the MOU binding the Settling Parties to an agreement in principle providing for the full settlement of the Action on the terms and subject to the conditions set forth in the MOU, including the obligation to issue specific supplemental disclosures (the "Supplemental Disclosures") and the obligations to negotiate in good faith, execute, and present the Settlement (as defined below) to the Court for approval (the Supplemental Disclosures attached hereto as Exhibit A). Defendants acknowledge that the Supplemental Disclosures were made solely as a result of the efforts of Plaintiffs and Plaintiffs' Counsel in the Action, and Plaintiffs believe that the Supplemental Disclosures provide a material benefit to the proposed Settlement Class.

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[3] Pursuant to the Court's September 4, 2012 Order Regarding JAB's Demurrer and Setting Joint Hearing on Demurrer and Anticipated Motion for Preliminary Injunction for October 3, 2012 (the "September 4 Order"), the Robertson Amended Complaint was re-filed in the Lead Case. Due to the timing of events, however, the Demurrer was due before the September 4 Order was entered, and thus, while the Demurrer was filed in the Robertson Action, the September 4 Order provides that the Demurrer is deemed filed in the Lead Case.

On September 20, 2012, Peet's filed an Amended Preliminary Proxy with the SEC which included (among other amendments) the Supplemental Disclosures relating to the Proposed Transaction resulting from the prosecution of the Action, and in particular the claims raised by Plaintiffs in the Amended Complaint, which provided stockholders with additional information concerning the Proposed Transaction well in advance of the Stockholder Vote.

Plaintiffs' Counsel, in consultation with their financial expert, have reviewed the facts revealed through discovery, and have concluded that the Supplemental Disclosures provide Peet's shareholders with a substantially improved opportunity to cast a fully-informed vote on the Proposed Transaction, and that the proposed Settlement is fair, reasonable, and adequate to the Settlement Class. All Settling Parties recognize the time and expense that would be incurred by further litigation, the uncertainties inherent in such litigation, and that the interests of the Settling Parties and the Settlement Class would best be served by a settlement of the Action, including the release of the Released Claims. Each Defendant denies having committed any violation of law or breach of fiduciary duty, including a breach of any duty to Peet's stockholders or the proposed Settlement Class, and maintain that they have committed no disclosure violations or any breach of duty whatsoever in connection with the Transaction or any public disclosures. There has been no admission or finding of facts or liability by or against any Defendant and nothing herein should be construed as such.

On September 19, 2012, a purported Peet's shareholder filed a complaint captioned *St. Louis Police Retirement System v. Peet's Coffee & Tea, Inc. et al* Case No. RG12-648444 (the "*St. Louis Action*") alleging substantially similar claims as the Amended Complaint. Accordingly, the Settling Parties agree that the *St. Louis Action* is subject to the Consolidation Order, and that the claims provided in the *St. Louis Action* are included within the Released Claims herein. As of the date of signing this Stipulation, the docket for the *St. Louis Action* reflects that a request for dismissal has been filed.

In addition to the Action, on and after August 1, 2012, certain purported holders of Peet's common stock commenced shareholder class actions relating to the Proposed Transaction in the Superior Court of the State of Washington for King County (the "Washington Actions"). The Washington Actions include litigation commenced by the plaintiff in the *St. Louis Action.* The Washington Actions have been consolidated, and the plaintiff in the *St. Louis Action* pending before this

Court has been appointed Lead Plaintiff in the Washington Actions. Plaintiffs in the consolidated Washington Actions have not yet served the summons and complaint in those actions on all defendants named therein. Defendants have moved to dismiss or, in the alternative, stay the Washington Actions in deference to this Action. To the extent plaintiffs in the Washington Actions are Settlement Class Members, they will receive notice of the Settlement, as provided herein. The Settling Parties agree that the claims asserted in the Washington Action are included in the Released Claims herein.

II. Factors in Decision to Settle the Actions

Plaintiffs, through Plaintiffs' Counsel, have completed a thorough investigation of the claims and allegations asserted in the Action, as well as the underlying events and transactions relevant to those claims and allegations.

In agreeing to the Settlement, Plaintiffs and Plaintiffs' Counsel have considered: (i) the benefits to the members of the Settlement Class from permitting the Proposed Transaction to proceed on the terms agreed to in the Settlement; (ii) the facts developed in their investigation and during discovery, and their financial expert's input thereupon, and the law applicable thereto; (iii) the attendant risks of continued litigation and the uncertainty of the outcome of the Action; (iv) the developments over the course of the Action; and (v) the desirability of permitting the Settlement to be consummated according to its terms. Plaintiffs and Plaintiffs' Counsel believe that the Settlement is fair, reasonable, and adequate and is in the best interests of Plaintiffs and the Settlement Class.

Defendants have vigorously denied, and continue to deny: (i) any wrongdoing or liability with respect to all claims, events, and transactions alleged or complained of in the Action; (ii) that they engaged in any wrongdoing; (iii) that they committed any violation of law; (iv) that they breached any fiduciary duties; (v) that they acted improperly in any way; and (vi) that they have any liability of any kind to Plaintiffs and the Settlement Class, but consider it desirable that the Action be settled and dismissed on the merits and with prejudice and without costs to any of the Settling Parties (except as set forth below) in order to: (1) avoid the distraction, burden, and expense of further litigation; (2) dispose of potentially burdensome and protracted litigation; and (3) finally put to rest and terminate the claims asserted in the Action.

This Settlement shall not be construed as any indication of any infirmities or weaknesses in Plaintiffs' claims. Plaintiffs continue to believe their claims have substantial merit and are agreeing to this Settlement only because they believe it provided Peet's shareholders and the proposed Settlement Class with important additional, material information with which to make their voting decision on the Proposed Transaction.

The Settling Parties hereby agree to settle the Action on the terms set forth below.

III. Terms of the Settlement

1. Definitions

1.1 "Action" means the shareholder class actions filed in this Court that are subject to the terms of the Consolidation Order.

1.2 "Co-Lead Counsel" means The Weiser Law Firm, P.C. and Brodsky & Smith, LLC.

1.3 "Effective Date" means the first date by which all of the events and conditions specified in Section 6.1 have been met and have occurred.

1.4 "Final" means the time when the Judgment is finally affirmed on appeal or is no longer subject to appeal, or any other form of judicial review.

1.5 "Final Court Approval" means the date on which the Judgment first becomes Final.

1.6 "Judgment" means the judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit D.

1.7 "Person" means an individual, corporation, partnership, limited partnership, limited liability company or partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.8 "Plaintiffs' Counsel" means The Rosen Law Firm, P.A., Rigrodsky & Long, P.A., The Weiser Law Firm, P.C., Levi Korsinsky, LLP and Brodsky & Smith, LLC.

1.9 "Released Parties" means Defendants and their respective families, parent entities, associates, affiliates, divisions, joint ventures, or subsidiaries, and Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, and each and all of their respective past, present or future officers, directors, shareholders, principals, agents, representatives, employees, attorneys, financial or investment

advisors, appraisers, and any other advisors, consultants, accountants, investment bankers, commercial bankers, trustees, engineers, insurers, co-insurers and reinsurers, trustees, general or limited partners or partnerships, limited liability companies, members, heirs, executors, personal or legal representatives, estates, administrators, predecessors, successors and assigns, whether or not any such Released Persons were named, served with process or appeared in the Action.

1.10 "Settlement" means the Settlement documented in this Stipulation.

1.11 "Settlement Class" means the common stockholders of Peet's for the period from and including July 23, 2012, through and including the date of the consummation of the Proposed Transaction, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under any of them and each of them. Excluded from the Settlement Class are Defendants and members of the immediate family of any Defendant, any entity in which a Defendant has or had a controlling interest, and the legal representatives, heirs, successors or assigns of any such excluded person.

1.12 "Settlement Class Members" means a Person or Persons who falls within the definition of the Settlement Class.

2. The Settlement

2.1 Solely as a result of the prosecution of the Action, and in particular the claims raised by Plaintiffs in the Amended Complaint and the discovery, motion practice, discussions and arm's-length negotiations by and among the Settling Parties, Peet's filed the Supplemental Disclosures set forth in Exhibit A.

2.2 The Settling Parties agree, for purposes of this Settlement only, to the certification of a non-opt-out Settlement Class under section 382 of the California Code of Civil Procedure.

2.3 Pending the Effective Date, Plaintiffs and all Settlement Class Members are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claim, either directly, representatively, derivatively, or in any other capacity, against any Released Person.

3. Preliminary Approval Order, Notice to the Settlement Class and the Settlement Hearing

3.1 Promptly after execution of the Stipulation, counsel for the Settling Parties shall submit this Stipulation, together with its Exhibits, to the Court and shall apply for entry of an order in substantially the form attached hereto as Exhibit B (the "Preliminary Approval Order"), providing, among other things, that the Action shall proceed, for purposes of the Settlement only, as a non-opt out class action on behalf of the Settlement Class pursuant to section 382 of the California Code of Civil Procedure, barring and enjoining Plaintiffs and all Settlement Class Members from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claim, as set forth in Section 2.3, above, approving the form and mailing of notice to the Settlement Class in substantially the form attached hereto as Exhibit C (the "Notice"), and scheduling a final settlement hearing (the "Settlement Hearing"). The Notice shall be mailed not later than five (5) business days after entry of the Preliminary Approval Order. In addition, not later than five (5) business days after entry of the Preliminary Approval Order, Defendants shall cause a copy of the Notice and the Stipulation, including all exhibits thereto, to be posted on Peet's website and shall maintain such posting through the date of the Settlement Hearing. In addition, not later than five (5) business days after entry of the Preliminary Approval Order, Defendants shall cause Peet's to file a Form 8-K with the Securities and Exchange Commission, which Form 8-K shall attach a copy of the Notice and the Stipulation, and all exhibits thereto, and a copy of the Preliminary Approval Order.

3.2 Peet's or its successor shall be responsible for providing notice of the proposed Settlement to the members of the Settlement Class as set forth in Section 3.1 above, and Peet's or its successor(s) in interest shall pay all reasonable costs and expenses incurred in providing notice of the Settlement to the members of the Settlement Class as set forth in Section 3.1 above. Defendants' counsel shall, at least seven (7) court days before the Settlement Hearing, file with the Court an appropriate affidavit with respect to the preparation and dissemination of the Notice as set forth in Section 3.1 above. Plaintiffs shall not bear any responsibility or costs for providing Notice to the Settlement Class.

4. Dismissal with Prejudice, Waiver, and General Release

4.1 Upon the Effective Date, Plaintiffs and each of the Settlement Class Members shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, discharged, settled, and dismissed with prejudice on the merits, to the fullest extent permitted by law, all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, fees, expenses, costs, matters and issues of any kind or nature whatsoever, whether legal, equitable or any other type, known or Unknown Claims (as defined below), contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, that have been, could have been, or in the future can or might be asserted in the Actions or in any court, tribunal or proceeding of any state or federal court (including, but not limited to, any claims arising under federal securities laws or under federal, state statutory or common law, or any other law, rule or regulation, including the law of any jurisdiction outside of the United States) by Plaintiffs or any Settlement Class Members (whether individual, class, derivative, representative, legal, equitable or any other type or in any other capacity) against the Released Parties, which have arisen, could have arisen, arise now or hereafter arise out of or relate to the allegations, facts, events, acquisitions, matters, acts, occurrences, decisions, conduct, statements, representations, omissions, or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved or set forth in, that is or could have been raised in, or referred to or otherwise related in any way to: (i) the claims or allegations asserted in the Action, (ii) the Proposed Transaction; (iii) any filing with the SEC relating to the Proposed Transaction; (iv) the negotiations in connection with the Proposed Transaction; (v) the public statements or disclosures or disclosure obligations of any of the Defendants or Released Parties in connection with the Proposed Transaction; (vi) the fiduciary obligations of any of the Defendants or Released Parties in connection with the Proposed Transaction, any SEC filings or any other matter in connection with the Proposed Transaction; or (vii) the entry by Defendants into this MOU, the Stipulation, the Settlement Documents and the Settlement (collectively, "Released Claims"). Notwithstanding the foregoing, this release shall not apply to or affect any shareholder's right or ability to pursue statutory appraisal rights pursuant to Chapter 23B.13 of the Washington Business Corporation Act, nor shall it bar claims for the enforcement of the terms of the Settlement.

4.2 "Unknown Claims" means any claim that any Plaintiff or any Settlement Class Member does not know or suspect exists in his, her or its favor at the time of the release of the Released Claims as against the Released Parties, including without limitation those which, if known, might have affected the decision to enter into the Settlement. With respect to any of the Released Claims, the Settling Parties stipulate and agree that upon the Effective Date, Plaintiffs and each of the Settlement Class Members shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, discharged, and dismissed with prejudice on the merits, to the fullest extent permitted by law, the benefits conferred by or under section 1542 of the California Civil Code (or by any law of any state or territory of the United States, or principle of common law that is similar, comparable or equivalent of section 1542 of the California Civil Code) which provides:

> **A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.**

Plaintiffs acknowledge, and by operation of the entry of a final order and judgment approving the Settlement the Settlement Class Members shall be deemed to have acknowledged, that Plaintiffs and the Settlement Class Members may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this release, but that it is the intention of Plaintiffs, and by operation of law the Settlement Class Members shall be deemed to intend, to fully, finally, and forever settle and release any and all claims released hereby known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of such additional or different facts. Plaintiffs acknowledge, and the Settlement Class Members shall be deemed by operation of the entry of a final order and judgment approving the Settlement to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.

4.3 In the event that any claim related to the Released Claims is commenced or prosecuted against any of the Released Parties, the Settling Parties shall cooperate and use best efforts to secure the

dismissal with prejudice thereof (or a stay thereof in contemplation of dismissal with prejudice, following Final Court Approval of the Settlement).

5. Fees and Expenses to Plaintiffs' Counsel

5.1 Defendants agree that Peet's or its successor shall pay reasonable attorneys' fees, expenses, and costs of Plaintiffs' Counsel as may be awarded by the Court in an amount not to exceed $550,000 and that neither Peet's, its successor, nor any of the Defendants, shall oppose an award of such sum, in the aggregate, to Plaintiffs' Counsel for their fees, reimbursement of expenses, and costs (the "Fee and Expense Amount"). The Fee and Expense Amount shall be paid by Peet's or its successor within ten business (10) days of the later of: (a) entry of the Court's order awarding such fees and expenses; (b) consummation of the Proposed Merger; or (c) dismissal with prejudice of the Action. In the event that any such order is reversed or modified on appeal, Plaintiffs' counsel are jointly and severally obligated to refund to Defendants, within ten (10) business days, the amount by which the fees and expenses were reduced and all interest accrued or accumulated thereon. The Fee and Expense Amount contemplated by this section shall be Plaintiffs' and/or Plaintiffs' Counsels' sole award of fees and expenses in connection with any and all litigation concerning the Released Claims. Co-Lead Counsel for the Action shall have sole responsibility for the allocation of the attorneys' fees and expenses amongst Plaintiffs' Counsel as may be awarded by the Court. Notwithstanding any other provision of this Settlement, no fees or expenses shall be sought by or paid to Plaintiffs or Plaintiffs' Counsel absent the Proposed Transaction becoming effective under Washington law and the Court entering the Judgment which contains a release of the Released Claims as against the Released Parties. Final resolution by the Court of the Fee and Expense Amount shall not be a precondition to Final Court Approval of the Settlement or the dismissal of the Action in accordance with this Stipulation.

5.2 Except as provided herein, the Released Persons shall bear no other expenses, costs, damages, or fees alleged or incurred by Plaintiffs, by any Settlement Class Member, or by any of their attorneys, experts, advisors, agents, or representatives in connection with any and all litigation concerning the Released Claims.

6. Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination

6.1 The Effective Date of the Settlement shall be conditioned on the occurrence of all of the following events:

(a) the consummation of the Proposed Transaction that is the subject of the Action;

(b) the Court has entered the Preliminary Approval Order and approved the issuance of the Notice to the Settlement Class Members as provided for in Section 3.1 above;

(c) the Court has entered the Judgment or a judgment substantially in the form of Exhibit D attached hereto;

(d) none of the material terms of the Settlement as set forth in the Stipulation are modified pursuant to any appeal or review; and

(e) the Judgment has become Final.

Notwithstanding any provision to the contrary in this Stipulation, Final Court Approval shall not include (and the Settlement is expressly not conditioned on) the approval of attorneys' fees and the reimbursement of expenses to Plaintiffs or Plaintiffs' Counsel as provided in Section 5.1 above, and any appeal related thereto.

6.2 If all of the conditions specified in Section 6.1 above are not satisfied, then the Stipulation shall be canceled and terminated, unless Plaintiffs' Counsel and counsel for Defendants mutually agree in writing to proceed with the Stipulation and cure any alleged defects found by the Court in the approval process outlined in Section 6.1.

6.3 In the event the Court does not approve the Settlement Class as a non-opt out settlement class, the Settling Parties agree that the Settlement and this Stipulation will be terminable by Defendants if potential Settlement Class members owning a total of more than 5% of Peet's outstanding shares exclude themselves from the Settlement Class. (In the event the Settlement does not become Final for any reason, Defendants reserve the right to oppose certification of any plaintiff class in future proceedings and further reserve all other rights and defenses that Defendants could have raised had the Settlement not been entered into by the Settling Parties.)

6.4 In the event that the Stipulation is not approved by the Court or the Settlement set forth in the Stipulation is terminated in accordance with its terms, the Settling Parties shall be restored to their respective positions in the Action prior to the execution of the Stipulation. In such event, the terms and provisions of the Stipulation or the MOU (including the recitals set forth above), shall have no further force and effect with respect to the Settling Parties and shall not be used in the Action or in any other proceeding for any purpose, and any judgment or order entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, *nunc pro tunc*. No order of the Court or modification or reversal on appeal of any order concerning the amount of attorneys' fees and expenses awarded to Plaintiffs' Counsel shall constitute grounds for cancellation or termination of the Stipulation or affect its terms including the releases, or affect or delay the finality of the Judgment approving the Stipulation.

6.5 Defendants shall have the right to withdraw from the Settlement in the event that any claim related to the subject matter of the Action, the Transaction, or the Released Claims is commenced or prosecuted against any of the Released Parties in any court prior to Final Court Approval of the Settlement, and (following a motion by any defendant) any such claim is not dismissed with prejudice or stayed in contemplation of dismissal with prejudice following Final Court Approval. In the event that any such claim is commenced or prosecuted against any of the Released Parties, the Settling Parties shall cooperate and use their best efforts to secure the dismissal with prejudice or withdrawal of such claim (or an injunction or a stay thereof in contemplation of dismissal with prejudice, following Final Court Approval of the Settlement), including where appropriate joining in any motion to dismiss or demurrer to such litigation.

6.6 Defendants agree to notify Plaintiffs' Counsel within twenty-four (24) hours in the event of receipt of a competing offer for the Company and Plaintiffs' Counsel shall be provided with updated information regarding any such offer or changes to deal terms. Plaintiffs' Counsel shall have the right to withdraw from the Settlement in the event they reasonably determine the Transaction is no longer in the best interest of the Settlement Class in the event of the receipt of a competing offer.

7. Miscellaneous Provisions

7.1 Plaintiffs' Counsel represent that Plaintiffs have been stockholders of Peet's during the period referenced in Section 1.11 and that they have not assigned, encumbered, or in any manner transferred in whole or in part the claims in the Action. Each of the undersigned attorneys affirms that he or she has been duly empowered and authorized to enter into this Settlement.

7.2 The fact of and provisions contained in this Settlement, and all negotiations, discussions, actions, and proceedings in connection with this Settlement, shall not be deemed or constitute a presumption, concession, or an admission by any of the Settling Parties, any signatory hereto or any Released Party of any fact or issue of law, fault, liability, or wrongdoing or lack of any fault, liability, or wrongdoing, as to any facts or claims alleged or asserted, or that could have been alleged or asserted, in the Action, or any other actions or proceedings, and shall not be offered or received in evidence or otherwise used by any Person in the Action, or any other action or proceeding, except in connection with any proceeding to enforce the terms of this Settlement.

7.3 The Settling Parties: (a) acknowledge that it is their intent to consummate this agreement; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

7.4 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Action. The Settlement compromises claims that are contested and shall not be deemed an admission by any of the Settling Parties as to the merits of any claim or defense. The Settling Parties agree that each of the Settling Parties complied with California Code of Civil Procedure Section 128.7, and that the Settlement was negotiated in good faith by the Settling Parties and reflects a settlement that was reached voluntarily after consultation with competent legal counsel. The Settling Parties reserve their right to rebut, in a manner that such party determines to be appropriate, any contention made in any public forum that the Action was brought or defended in bad faith or without a reasonable basis.

7.5 All of the Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.6 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

7.7 The Stipulation and the Exhibits attached hereto: (a) supersede the MOU and constitute the entire agreement among the Settling Parties, and no representations, warranties, or inducements have been made to any of the Settling Parties concerning the Stipulation or its Exhibits other than the representations, warranties, and covenants contained and memorialized in such documents; and (b) supersede any prior agreements or understandings between the Settling Parties with respect to the subject matter hereof. Except as otherwise provided herein, each of the Settling Parties shall bear their own costs and expenses.

7.8 The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.

7.9 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties hereto.

7.10 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and all Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the settlement embodied in the Stipulation. The Released Parties who are not parties to the Stipulation or Settlement are intended to be third-party beneficiaries of the Stipulation and Settlement for purposes of enforcing the releases herein.

7.11 Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation where such extensions are of deadlines imposed by the Settling Parties, not the Court.

7.12 The waiver by any party of any breach of this Stipulation shall not be deemed or construed as a waiver of any other breach, whether prior, subsequent, or contemporaneous, of this Stipulation.

7.13 If any provision of this Stipulation is held to be illegal, invalid, or unenforceable (i) such provision will be fully severable; (ii) this Stipulation will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised part of this Stipulation; and (iii) the remaining

provisions of this Stipulation will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Stipulation.

7.14 All proceedings in the Action shall be stayed except as provided in this Stipulation or as may be necessary to effectuate this Settlement or otherwise ordered by the Court.

7.15 The Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State's choice of law principles.

7.16 All agreements made and orders entered during the course of the Action relating to the confidentiality of information shall survive this Stipulation.

7.17 Co-Lead Counsel, on behalf of the Settlement Class, are expressly authorized by the Plaintiffs to take all appropriate actions required or permitted to be taken by the Settlement Class pursuant to the Stipulation to effectuate its terms and also are expressly authorized to enter into any modifications or amendments to the Stipulation on behalf of the Settlement Class which they deem appropriate.

7.18 Each counsel or other Person executing the Stipulation or any of its Exhibits on behalf of any of the Settling Parties hereto hereby warrants that such Person has the full authority to do so.

7.19 In the event that any court is called upon to interpret this Stipulation, no one party or group of parties shall be deemed to have drafted this Stipulation, but they shall be construed as if all parties hereto jointly prepared them and any uncertainty or ambiguity shall not be interpreted against any one party, nor may any party offer into evidence or otherwise use for purposes of suggesting any interpretation of the Stipulation, any prior drafts of the Stipulation.

7.20 The Settling Parties intend to be bound by this settlement agreement regardless of any intervening change in applicable law.

IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys.

IT IS SO STIPULATED.

DATED: October 1, 2012

Respectfully submitted,

THE WEISER LAW FIRM, P.C.
KATHLEEN A. HERKENHOFF (168562)

Kathleen A. Herkenhoff

KATHLEEN A. HERKENHOFF

12707 High Bluff Drive, Suite 200
San Diego, CA 92130
Telephone: 858/794-1441
Facsimile: 858/794-1450
kah@weiserlawfirm.com

THE WEISER LAW FIRM, P.C.
PATRICIA C. WEISER
JOSEPH M. PROFY
JAMES M. FICARO
22 Cassatt Avenue, First Floor
Berwyn, PA 19312
Telephone: 610/225-2677
Facsimile: 610/408-8062
pw@weiserlawfirm.com
jmp@weiserlawfirm.com
jmf@weiserlawfirm.com

Co-Lead Class Counsel, Chair of the Executive Committee of Plaintiffs' Counsel and Counsel for Plaintiff Robertson

DATED: October 1, 2012

BRODSKY & SMITH, LLC
EVAN J. SMITH (SBN 242352)

Evan J. Smith /kahls

EVAN J. SMITH

9595 Wilshire Boulevard, Suite 900
Beverly Hills, CA 90212
Telephone: 877/534-2590
Facsimile: 310/247-0160

Co-Lead Class Counsel, Chair of the Executive Committee of Plaintiffs' Counsel and Counsel for Plaintiff Bruce Weir

/
/
/
/

DATED: October 1, 2012

LEVI & KORSINSKY, LLP
JOSEPH E. LEVI, ESQ.
MICHAEL H. ROSNER, ESQ.

Michael H. Rosner /kah/s
MICHAEL H. ROSNER

30 Broad Street, 24th Floor
New York, NY 10004
Telephone: 212/363-7500
Facsimile: 212/363-7171

Counsel for Plaintiff Pearson and Member of the Executive Committee of Plaintiffs' Counsel

DATED: October 1, 2012

THE ROSEN LAW FIRM, P.A.
LAURENCE M. ROSEN (SBN: 219683)

Laurence M. Rosen /kah/s
LAURENCE M. ROSEN

355 South Grand Avenue, Suite 2450
Los Angeles, CA 90071
Telephone: 213/785-2610
Facsimile: 213/226-4684

Counsel for Plaintiffs Schufman and Light and Member of the Executive Committee of Plaintiffs' Counsel

DATED: October 1, 2012

RIGRODSKY & LONG, P.A.
SETH D. RIGRODSKY
BRIAN D. LONG
GINA M. SERRA

Seth D. Rigrodsky /kah/s
SETH D. RIGRODSKY

919 North Market Street, Suite 980
Wilmington, DE 19801
Telephone: 302/295-5310
Facsimile: 302/654-7530

Counsel for Plaintiff Light and Member of the Executive Committee of Plaintiffs' Counsel

DATED: October 1, 2012

COOLEY LLP
GORDON C. ATKINSON

Gordon C. Atkinson /kah/s
GORDON C. ATKINSON

101 California Street, 5th Floor
San Francisco, CA 94111-5800
Telephone: 415/693-2088
Facsimile: 415/693-2222

Counsel for Defendants Peet's Coffee & Tea, Inc., Patrick J. O'Dea, Gerald Baldwin, Hilary Billings, David Deno, Ted W. Hall, Michael Linton, Elizabeth Sartain and Jean-Michel Valette

DATED: October 1, 2012

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
TIMOTHY A. MILLER

Timothy A. Miller /kah/s
TIMOTHY A. MILLER

525 University Avenue, Suite 1100
Palo Alto, CA 94301
Telephone: 650/470-4500
Facsimile: 650/470-4570

Counsel for Defendants JAB Holdings BV and Panther Merger Co

EXHIBIT A

Appendix A

1. On page 34 of the proxy statement, Defendants will add the following language:

    - Peet's previously paid Morgan Stanley $75,000 in the aggregate in 2009 for financial advisory services that were rendered by Morgan Stanley during the period from December 2009 through September 2011.

2. On page 16 of the proxy statement, Defendants will add the following language:

    - In several of these discussions occurring between December 2010 and September 2011, Peet's was assisted by Morgan Stanley, whose formal engagement expired in April 2011. Peet's also received informal assistance from Citigroup, principally in the evaluation of potential value maximizing alternatives for its retail operations, beginning in the summer of 2011, although it had no formal engagement with Citigroup until July 2012. Peet's did not seek further strategic financial advice from Morgan Stanley or Citigroup after September 2011 because at that time it was focusing on internal strategic initiatives rather than potential strategic transactions.

3. On page 17 of the proxy statement, Defendants will add the following language:

    - Ms. Jones reported that she had discussions with a representative of Citigroup requesting the identification of any potential conflicts and reported that she had been informed that Citigroup had not been engaged by JAB to provide any investment banking services, including any services relating to potential acquisitions, but that an affiliate of Citigroup was providing cash equity trading services to an affiliate of JAB.

4. On page 33 of the proxy statement, Defendants will add the following language:

    - In the two years preceding the Merger, Citigroup and its affiliates have not provided services to, or received compensation from, BDT Capital Partners LLC.

5. On page 15 of the proxy statement, Defendants will add the following language:

    - In each case, the discussions either included a potential business combination or were of such nature that, in Peet's view, the other party would have concluded that Peet's was open to a potential business combination.

6. On page 18 of the proxy statement, Defendants will add the following language:

    - The board also discussed the fact that the JAB group was not making retention of Peet's senior management a condition of the proposed acquisition and had not offered employment or retention arrangements to any of Peet's senior management. The Peet's board observed that the JAB group has only a small executive team and might retain senior management for some period following a transaction, but that the JAB group had not disclosed its management plan to Peet's or its advisors. The Peet's board also considered the fact that Peet's has change of control severance and equity arrangements in place with senior management that are intended to prevent any potential management

opposition to a change of control transaction that the board believes is in the best interests of shareholders

7. On pages 16, 17, 18, 21 and 24 of the proxy statement, Defendants will add the following language:

   a. On page 16, in the paragraph beginning "On June 23, 2012," in discussing the status of the single-serve initiative, Defendants will add:

      o the principal near-term focus being a pending contract negotiation.

   b. On page 17, in the paragraph beginning "On July 6, 2012," again in the context of the single-serve initiative, Defendants will add:

      o an update on its ongoing contract negotiation with respect to the single serve business and a review of other potential approaches to accessing

   c. On page 18, Defendants will add:

      o Mr. O'Dea provided an update regarding contract negotiations related to Peet's strategic initiative to enter the single serve market, and the Citigroup and Cooley representatives provided an update regarding the JAB group's due diligence activities and negotiations regarding a potential definitive merger agreement.

   d. On page 21 with the bullet point beginning "the board of directors," Defendants will add:

      o as discussed below under "Certain Financial Projections,"

   e. On page 24, at the end of the paragraph beginning "In preparing the financial," Defendants will add:

      o including, among others, the competitive landscape for single serve coffee and risks associated with the startup of a new product line, including the risks that the sales ramp could be slower or lower than expected and that resulting market penetration could be lower than projected, the risk that its ongoing contractual negotiation might not come to fruition and risks relating to the timing of the launch of a new product line.

8. On page 17 of the proxy statement, Defendants will fix the ambiguity created by the placement of the phrase "viewed as low" by moving that phrase as appropriate.

9. On pages 18 and 19 of the proxy statement, Defendants will add the following language:

      o Citigroup's perspectives were based on, among other things, its professional judgment, its knowledge of the retail coffee and tea and consumer packaged goods industries and discussions with industry participants concerning their capacity for and focus on potential acquisitions within the industry.

10. On page 32 of the proxy statement, under the *Leveraged Buyout Analysis*, Defendants will fix the typographical error, changing "5x" to "5.8x" for the pro forma funded leverage.

11. On page 32 of the proxy statement, following the sentence in which the 11x EBITDA is mentioned to add the following parenthetical at the end, Defendants will add: "(the midpoint of a range of 10.0x – 12.0x reviewed by Citigroup)."

12. On page 33 of the proxy statement, Defendants will add the following at the end of the fourth bullet under *Other information*:

    - For the foregoing analysis, Citigroup conducted a search using a subscription database to identify global transactions across all industries, except for those involving real estate companies and financial institutions, with announced target values between $0.5 billion and $1.5 billion for the period beginning on January 1, 2006 and ending on June 30, 2012. This data was filtered to capture transactions where the consideration was 100% cash. This search yielded 439 transactions.

13. Defendants will revise one of the sentences in the first paragraph under *Certain Financial Projections* of the proxy statement to read:

    - The long-range plan was updated in June 2012 to reflect actual results through May 2012, management's most recent estimates for the balance of fiscal year 2012 and coffee costs, as well as the inclusion of annualized sales for new distribution.

14. On page 30 of the proxy statement, in the *Selected Precedent Transaction Analysis,* Defendants will add as the first full sentence at the top of the page the following, with the below footnote to follow the next sentence in that same paragraph:

    - For this analysis, Citigroup deducted the book value of the investments in unconsolidated affiliates to reflect the value that cannot be attributed to the consolidated EBITDA of the Company. No adjustment to Price / Earnings multiples were made, as both the stock price and EPS for the selected companies already reflect the contribution from unconsolidated affiliates.

    - Fn 1. Based on estimates provided by Peet's management for the twelve months ended July 1, 2012, Peet's Firm Value / LTM EBITDA at the offer price of $73.50 is 22.3x.

Note: References to page numbers are to the version of the Schedule14A proxy statement that was filed with the SEC on or about August 9, 2012.

THE WEISER LAW FIRM, P.C.
KATHLEEN A. HERKENHOFF (SBN 168562)
12707 High Bluff Drive, Suite 200
San Diego, CA 92130
Telephone: 858/794-1441
kah@weiserlawfirm.com

Co-Lead Class Counsel for Plaintiffs and
Chair of the Executive Committee of Plaintiffs' Counsel

[Additional Counsel appear on signature page.]

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF ALAMEDA

JAY SCHUFMAN, Individually and on Behalf of All Others Similarly Situated, Plaintiff, vs. PEET'S COFFEE & TEA, INC., et al., Defendants.	Lead Case No. RG12-640529 (Consolidated with Case Nos. RG12-640783; RG12-640956; RG12-641418; and RG12-641259) Assigned For All Purposes To: Judge Wynne S. Carvill Department: 21 **CLASS ACTION**
This Document Relates To: ALL ACTIONS.	[PROPOSED] ORDER GRANTING PRELIMINARY APPROVAL OF CLASS ACTION SETTLEMENT DATE: October 3, 2012 TIME: 8:30 a.m. JUDGE: Wynne S. Carvill DEPT: 21 Date Lead Case Filed: July 24, 2012 Reservation Number: R-1329885

EXHIBIT B

Plaintiffs Jay Schufman, Timothy Robertson, Bruce Weir, David Light, and Gregory Pearson ("Plaintiffs") and Defendants Peet's Coffee & Tea, Inc. ("Peet's"), Patrick J. O'Dea ("O'Dea"), Gerald Baldwin, Hilary Billings, David Deno, Ted W. Hall, Michael Linton, Elizabeth Sartain, Jean-Michel Valette ("Valette"), JAB Holdings BV ("JAB") and Panther Merger Co. ("Merger Sub") (collectively, the "Defendants") constituting the parties to the above-captioned action (the "Settling Parties"), having applied to the Court for an order seeking a provisional class action determination herein and determining certain matters in connection with the proposed settlement (the "Settlement") of the Actions in accordance with the Stipulation of Settlement, dated October 1, 2012 (the "Stipulation")[1].

NOW, upon consent of the Settling Parties, after review and consideration of the Stipulation filed with the Court and the Exhibits annexed thereto, and after due deliberation.

IT IS HEREBY ORDERED this _____ day of 2012 that:

1. The defined terms as set forth in the Stipulation are incorporated herein. Pursuant to §382 of the California Code of Civil Procedure and for purposes of the Settlement only, the Court preliminarily certifies the California Action as a non-opt-out class action for purposes of Settlement only, on behalf of a class consisting of all record and beneficial common stockholders of Peet's from July 23, 2012, through and including the consummation of the Proposed Transaction, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, heirs, assigns, or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under any of them and each of them (the "Settlement Class"). Excluded from the Settlement Class are Defendants and members of the immediate family of any Defendant, any entity in which a Defendant has or had a controlling interest, and the legal representatives, heirs, successors or assigns of any such excluded person. For the purposes of settlement only, Plaintiffs Jay Schufman, Bruce Weir, Timothy Robertson, David Light, and

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[1] All capitalized terms herein have the same meaning as defined in the Stipulation, unless otherwise stated.

Gregory Pearson are provisionally certified as representatives of the Settlement Class and Plaintiffs' Counsel is designated counsel for the Settlement Class.

2. The Court preliminarily finds and concludes, for purposes of settlement only, that the requirements of §382 of the California Code of Civil Procedure have been met:

(a) the Settlement Class is a sufficiently numerous, ascertainable class;

(b) there exists a well-defined community of interest;

(c) certification of the Settlement Class creates substantial benefits to litigants and the courts;

(d) there are predominant questions of law or fact common to the members of the Settlement Class;

(e) the claims or defenses of the Settlement Class Representatives are typical of the claims or defenses of the Settlement Class; and

(f) that the requirements of the California Code of Civil Procedure and due process have been satisfied in connection with the Notice (as defined below).

3. The Court preliminarily finds and concludes that the Settlement is fair, reasonable, adequate, and in the best interests of the Settlement Class, and preliminarily approves the Settlement and adopts the terms of the Settlement for the purpose of this Order Granting Preliminary Approval of Class Action Settlement (the "Preliminary Approval Order").

4. A hearing (the "Settlement Hearing") shall be held before the Court on ________, 2012, at ____ a.m. in Department 21 of the Superior Court of the State of California, County of Alameda, located at 1221 Oak Street, Oakland, California 94612 to determine:

(a) whether the Settlement should be approved by the Court as fair, reasonable, adequate and in the best interests of the Settlement Class;

(b) whether Judgment should be entered pursuant to the Stipulation dismissing the Actions with prejudice and extinguishing and releasing all Released Claims;

(c) whether the Settlement Class should be finally certified as a non-opt-out class and whether Plaintiffs in the Action and Co-Lead Counsel have adequately represented the Settlement Class;

(d) whether the Court should approve the award of Plaintiffs' Counsel's attorneys' fees and reimbursement of expenses (*i.e.*, the Fee and Expense Amount) in accordance with the Stipulation.

5. Any moving papers filed in support of the final approval of the Settlement, or the application for the Fee and Expense Amount, shall be filed at least twenty-eight (28) calendar days prior to the Settlement Hearing.

6. The Court may adjourn the Settlement Hearing or any part thereof, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof.

7. The Court may approve the Settlement at or after the Settlement Hearing with such modification as may be consented to by the Settling Parties to the Stipulation and without further notice to the Settlement Class.

8. Within five (5) business days of the date of this Preliminary Approval Order, Peet's shall cause a copy of the Notice of Settlement (the "Notice") to be mailed by United States mail, postage pre-paid, to all members of the Settlement Class (defined above) who can be identified with reasonable effort, at their last known addresses appearing in the share transfer records maintained by or on behalf of Peet's. The notice administrator selected by Defendants (the "Notice Administrator") shall make additional copies of the Notice available to nominee holders such as brokerage firms who held Company stock during the Settlement Class Period (defined in the Notice). Such nominee holders are requested to forward copies of the Notice to all beneficial owners of such shares promptly after receipt of the Notice or to provide the Notice Administrator with a list of the names and addresses of such beneficial owners promptly. The Notice Administrator shall mail copies of the Notice to any beneficial owners where addresses are provided

to the Notice Administrator by the nominee owners of such common shares. Peet's shall pay all reasonable costs and expenses incurred in providing the Notice.

9. In addition, not later than five (5) business days after entry of the Preliminary Approval Order, Defendants shall cause a copy of the Notice and the Stipulation, including all exhibits thereto, to be posted on Peet's website and shall maintain such posting through the date of the Settlement Hearing. In addition, not later than five (5) business days after entry of the Preliminary Approval Order, Defendants shall cause Peet's to file a Form 8-K with the Securities and Exchange Commission, which Form 8-K shall attach a copy of the Notice and the Stipulation, and all exhibits thereto, and a copy of the Preliminary Approval Order.

10. The Court approves, in form and content, the Notice (Exhibit C to the Stipulation) and finds that the giving of notice as specified herein meets the requirements of the California Code of Civil Procedure and due process, is appropriate, and shall constitute due and sufficient notice to all persons and entities entitled to receive notice.

11. Any member of the Settlement Class may object to: (1) the Settlement, (2) the Class Action determination, (3) the adequacy of representation of the Settlement Class, (4) the dismissal of the Actions, (5) the Judgment to be entered with respect to the dismissal of the California Action, and/or (6) the application by Plaintiffs and Plaintiffs' Counsel for the Fee and Expense Amount. Any member of the Settlement Class who wishes to be heard concerning any matter properly before the Court at the Settlement Hearing may appear, in person or by counsel, at the Settlement Hearing; provided, however, that no person or entity (other than counsel for the Plaintiffs and Defendants in the California Action) shall be heard and no papers, briefs, pleadings, or other documents submitted by any person or entity shall be considered by the Court unless, not later than fourteen (14) calendar days prior to the Settlement Hearing, such person or entity files with the Clerk of the Court and serves upon counsel listed below a written notice of intention to appear that includes: (i) the person's or entity's name, address, and telephone number; (ii) a statement that the person or entity is a member of the Settlement Class; (iii) a statement of such person's or entity's objections to any matters before the Court and the grounds therefore or the reasons that such person or entity desires

to appear and be heard; (iv) a list of all class action matters in the past three years in which the objector or his/her counsel has filed an objection to a class action matter, identifying the name of the case, jurisdiction, and docket number thereof; and (v) a copy of all documents or writings such person or entity desires the Court to consider. Such papers shall be served by hand, e-filing, or overnight mail upon the following counsel on or before the date of filing with the Court:

Evan J. Smith
BRODSKY & SMITH LLP
9595 Wilshire Blvd, Suite 900
Beverly Hills, CA 90212

Kathleen A. Herkenhoff
THE WEISER LAW FIRM P.C.
12707 High Bluff Drive, Suite 200
San Diego, CA 92130

Gordon C. Atkinson
COOLEY LLP
101 California Street, 5th Floor
San Francisco, CA 92130

Timothy Miller
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
525 University Ave, Suite 1400
Palo Alto, CA 94301

12. Unless the Court otherwise directs, no person or entity shall be entitled to object to the approval of the Settlement, any judgment entered thereon, the adequacy of the representation of the Settlement Class, the application by Plaintiffs or Plaintiffs' Counsel for the Fee and Expense Amount or any award of attorneys' fees or reimbursement of expenses, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed in Paragraphs 10-11 above. Any person or entity who fails to object or otherwise request to be heard in the manner described above shall be deemed to have waived the right to object or otherwise be heard (including any right of appeal) and shall be forever barred from raising such objection or request to be heard at the Settlement Hearing or in any other proceeding in the Action. The Settling Parties shall be permitted to reply to any such objections not later than seven (7) calendar days prior to the Settlement Hearing.

13. If the Settlement, including any amendment made in accordance with the Stipulation, is not approved by the Court or shall not become effective for any reason whatsoever, the Settlement and Stipulation (including any modification thereof), any class certification herein and any action taken or to be taken in connection therewith (including this Preliminary Approval Order and any judgment entered herein) shall be terminated and shall become null and void and of no

further force and effect except for Defendants' obligation to pay for expenses incurred in connection with the Notice and administration provided for by this Preliminary Approval Order, and neither the Stipulation, nor any provision contained in the Stipulation, nor any action undertaken pursuant thereto, nor the negotiation thereof by any of the Settling Parties, shall be deemed an admission or offered or received as evidence at any proceeding in this or any other action or proceeding. No order of the Court or modification or reversal on appeal of any order concerning the Fee and Expense Amount shall constitute grounds for cancellation or termination of the Stipulation or affect its terms including the releases, or affect or delay the finality of the Judgment approving the Stipulation.

14. All proceedings in the Action other than proceedings as may be necessary to carry out the terms and conditions of the Settlement, are hereby stayed and suspended until further order of this Court. Pending final determination of whether the Stipulation and Settlement should be approved, Plaintiffs and all members of the Settlement Class are barred and enjoined from commencing or prosecuting, instigating or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, asserting any claims that are, or relate in any way to, the Released Claims as defined in the Stipulation.

15. In any event, the fact of and provisions contained in this Preliminary Approval Order, and all negotiations, discussions, actions, and proceedings in connection with this Preliminary Approval Order, shall not be deemed or constitute a presumption, concession, or an admission by any of the Settling Parties in the Action, any signatory hereto or any Released Parties of any fact or issue of law, fault, liability, or wrongdoing or lack of any fault, liability, or wrongdoing, as to any facts or claims alleged or asserted, or that could have been alleged or asserted, in the Action, or any other actions or proceedings, and shall not be offered or received in evidence or otherwise used by any person in the Action, or any other action or proceeding, except in connection with any proceeding to enforce the terms of this Preliminary Approval Order.

16. If the Settlement provided for in the Stipulation shall be approved by the Court following the Settlement Hearing, a Judgment shall be entered as described in the Stipulation.

IT IS SO ORDERED.

DATED: ____________________

____
HONORABLE WYNNE S. CARVILL
JUDGE OF THE SUPERIOR COURT

Submitted by:

THE WEISER LAW FIRM, P.C.
KATHLEEN A. HERKENHOFF (SBN 168562)

Kathleen A. Herkenhoff
____
KATHLEEN A. HERKENHOFF

12707 High Bluff Drive, Suite 200
San Diego, CA 92130
Telephone: 858/794-1441

THE WEISER LAW FIRM, P.C.
Patricia C. Weiser
Joseph M. Profy
James M. Ficaro
22 Cassatt Avenue
Berwyn, PA 19312
Telephone: 610/225-2677

Co-Lead Class Counsel, Chair of the Executive Committee of Plaintiffs' Counsel
And Counsel for Plaintiff Robertson

BRODSKY & SMITH LLC
Evan J. Smith (SBN 242352)
9595 Wilshire Boulevard, Suite 900
Beverly Hills, CA 90212
Telephone: 877/534-2590
Fax: 310/247-0160

Co-Lead Counsel for the Class, Chair of the Executive Committee of Plaintiffs' Counsel, and Counsel for Plaintiff Weir

BRAMSON, PLUTZIK, MAHLER & BIRKHAEUSER LLP
Alan R. Plutzik, Esq. (CSB # 077785)
Michael S. Strimling, Esq. (CSB # 096135)
2125 Oak Grove, Ste. 120
Walnut Creek, California 94598
Telephone: 925/945-0200
Fax: 925/945-8792

Counsel for Plaintiff Pearson

LEVI & KORSINSKY, LLP
Joseph E. Levi, Esq.
Michael H. Rosner, Esq.
30 Broad Street, 24th Floor
New York, NY 10004
Telephone: 212/363-7500
Fax: 212/363-7171

Counsel for Plaintiff Pearson and
Member of the Executive Committee of Plaintiffs' Counsel

THE ROSEN LAW FIRM, P.A.
Laurence M. Rosen (SBN: 219683)
355 South Grand Avenue, Suite 2450
Los Angeles, CA 90071
Telephone: 213/785-2610
Fax: 213/226-4684

Counsel for Plaintiffs Schufman and Light and
Member of the Executive Committee of Plaintiffs' Counsel

RIGRODSKY & LONG, P.A.
Seth D. Rigrodsky
Brian D. Long
Gina M. Serra
919 North Market Street, Suite 980
Wilmington, DE 19801
Telephone: 302/295-5310
Fax: 302/654-7530

Counsel for Plaintiff Light and
Member of the Executive Committee of Plaintiffs' Counsel

THE WEISER LAW FIRM, P.C.
KATHLEEN A. HERKENHOFF (SBN 168562)
12707 High Bluff Drive, Suite 200
San Diego, CA 92130
Telephone: 858/794-1441
kah@weiserlawfirm.com

Co-Lead Class Counsel for Plaintiffs
Chair of the Executive Committee of Plaintiffs' Counsel

[Additional Counsel appear on signature page.]

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF ALAMEDA

JAY SCHUFMAN, Individually and on Behalf of All Others Similarly Situated, Plaintiff, vs. PEET'S COFFEE & TEA, INC., et al., Defendants.	Lead Case No. RG12-640529 (Consolidated with Case Nos. RG12-640783; RG12-640956; RG12-641418; and RG12-641259) Assigned For All Purposes To: Judge Wynne S. Carvill Department: 21 **CLASS ACTION**
This Document Relates To: ALL ACTIONS.	NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF CLASS ACTION AND SETTLEMENT HEARING DATE: TBD TIME: TBD JUDGE: Wynne S. Carvill DEPT: 21 Date Lead Case Filed: July 24, 2012

EXHIBIT C

ALL RECORD AND BENEFICIAL HOLDERS OF THE COMMON STOCK OF PEET'S COFFEE & TEA, INC. ("PEET'S" OR THE "COMPANY") AT ANY TIME BEGINNING AND INCLUDING JULY 23, 2012, THROUGH AND INCLUDING THE CONSUMMATION OF THE PROPOSED TRANSACTION SET FORTH IN THE JULY 23, 2012 AGREEMENT AND PLAN OF MERGER (THE "MERGER AGREEMENT") BETWEEN PEET'S AND JAB HOLDINGS BV ("JAB") AND PANTHER MERGER CO. ("MERGER SUB"), INCLUDING ANY AND ALL OF THEIR RESPECTIVE SUCCESSORS IN INTEREST, PREDECESSORS, REPRESENTATIVES, TRUSTEES, EXECUTORS, ADMINISTRATORS, HEIRS, ASSIGNS, OR TRANSFEREES, IMMEDIATE AND REMOTE, AND ANY PERSON OR ENTITY ACTING FOR OR ON BEHALF OF, OR CLAIMING UNDER, ANY OF THEM AND EACH OF THEM.

PLEASE READ ALL OF THIS NOTICE CAREFULLY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THE ABOVE-CAPTIONED SHAREHOLDER CLASS ACTION (THE "ACTION"). IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS OF THE PROPOSED SETTLEMENT, OR PURSUING THE RELEASED CLAIMS (AS DEFINED HEREIN).

THE PROPOSED SETTLEMENT PROVIDES, IN PART, FOR CERTAIN SUPPLEMENTAL DISCLOSURES REGARDING A PROPOSED TRANSACTION PROVIDING FOR THE ACQUISITION OF PEET'S BY JAB FOR $73.50 PER SHARE OF PEET'S COMMON STOCK (THE "PROPOSED TRANSACTION"), A MUTUAL RELEASE OF CLAIMS, AND THE PAYMENT OF PLAINTIFFS' ATTORNEYS' FEES AND REIMBURSEMENT OF LITIGATION EXPENSES (THE "FEE AND EXPENSE AMOUNT").

IF YOU HELD OR TENDERED THE COMMON STOCK OF PEET'S FOR THE BENEFIT OF ANOTHER DURING THE RELEVANT PERIOD, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THIS IS NOT A SOLICITATION FROM A LAWYER.

I. PURPOSE OF THIS NOTICE

This Notice of Pendency of Class Action and Proposed Settlement ("Notice") informs you of the above-referenced Action and a proposed settlement (the "Proposed Settlement") pursuant to an October 1, 2012 Stipulation of Settlement (the "Stipulation") that seeks to resolve claims on behalf of the Settlement Class[1]. This Notice advises you of the terms of the Proposed Settlement, your rights and options as a potential member of the Settlement Class, and further notifies you that a Court hearing will be held to decide whether to grant final approval of the Proposed Settlement (the "Settlement Hearing").

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[1] Unless otherwise stated herein, all defined terms have the same meaning as set forth in the Stipulation.

You are receiving notice of this Action and Proposed Settlement because you are a person or entity who has held Peet's common stock, either of record or beneficially, at any time between July 23, 2012, through and including the Closing Date as defined in the Merger Agreement, pursuant to which the Merger Sub, JAB's wholly owned subsidiary, would merge with Peet's, and Peet's common stockholders would receive $73.50 per share of Peet's stock. The Superior Court of the State of California for the County of Alameda (the "Court") directed that you be provided this Notice because, if you are a member of the Settlement Class, you have a right to know about the Proposed Settlement and about all of your options before the Court decides whether to approve the Proposed Settlement. The Plaintiffs (as defined in the Stipulation) and Defendants in the Action (collectively, the "Settling Parties") have reached a Proposed Settlement of these claims, the details of which are described below.

II. BACKGROUND OF THE ACTION

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. IT IS BASED ON STATEMENTS OF THE SETTLING PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE SETTLING PARTIES.

On July 23, 2012, Peet's, a Washington corporation with its principal place of business in Emeryville, California, entered into an Agreement and Plan of Merger ("Merger Agreement") with JAB and Merger Sub, upon completion of which each share of Peet's common stock issued and outstanding immediately prior to the effective time of the Proposed Transaction was anticipated to be cancelled and converted into the right to receive $73.50 per share in cash (the "Proposed Transaction"), subject to the approval of the affirmative vote of at least a majority of the outstanding shares of common stock entitled to vote at a special meeting of Peet's shareholders (the "Stockholder Vote").

On July 24, 2012, Schufman, a holder of Peet's common stock, filed a putative class action complaint in the Superior Court of the State of California, County of Alameda (the "Court") captioned *Schufman v. Peet's Coffee & Tea, Inc. et al*, Case No. RG12-640529 (the "*Shufman* Action"), on behalf of himself and all holders of Peet's common stock, except for Defendants and their affiliates, against Peet's, its Board of Directors (the "Board"), JAB, and the Merger Sub challenging the Proposed Transaction and asserting various claims for breach of fiduciary duty and aiding and abetting breaches of fiduciary duty.

On July 25, 26, and 27, 2012, additional holders of Peet's common stock filed putative class action complaints in the Court, captioned, respectively, *Light v. Peet's Coffee & Tea, Inc. et al*, Case No. RG12-640783; *Robertson v. Peet's Coffee & Tea, Inc. et al*, Case No. RG12-640956; *Weir v. Peet's Coffee & Tea, Inc. et al*, Case No. RG12-641259; and *Pearson v. Peet's Coffee & Tea, Inc. et al*, Case No. RG12-641418 on behalf of themselves and all Peet's shareholders, except for Defendants and their affiliates, against Defendants, challenging the Proposed Transaction and asserting various claims for breach of fiduciary duty and aiding and abetting breaches of fiduciary duty (respectively, the "*Light*," "*Robertson*," "*Weir*," and "*Pearson*" actions).

On August 9, 2012, Peet's filed with the U.S. Securities and Exchange Commission ("SEC") a Preliminary Proxy Statement on Form 14A (the "Proxy") with respect to the Proposed Transaction, wherein it was noted that the Board unanimously approved the Merger Agreement and, further, recommended that the shareholders vote to approve the Proposed Transaction.

On August 16, 2012, Plaintiff in the *Robertson* Action filed a First Amended Shareholder's Class Action Complaint for Breach of Fiduciary Duty (the "Robertson Amended Complaint"), adding certain claims based on disclosures in the definitive proxy statement.

On August 27, 2012, Peet's and the Individual Defendants filed an answer (the "Answer") to the Robertson Amended Complaint (filed in the Lead Case) and JAB and Merger Sub also demurred to the Robertson Amended Complaint (the "Demurrer"), which Demurrer the Court later set for hearing on October 3, 2012.

On August 28, 2012, the Court entered an order providing for an October 3, 2012, hearing for Plaintiffs' anticipated motion for preliminary injunction, and a briefing schedule for that motion.

On August 28, 2012, the "*Schufman*," "*Light*," "*Robertson*," "*Weir*," and "*Pearson*" actions were consolidated before the Court under the lead case number RG12-640529 (the "Lead Case" or the "Action") and Co-Lead Counsel were appointed in the Action (the "Consolidation Order"). Pursuant to the Consolidation Order, the Robertson Amended Complaint was deemed the operative complaint in the consolidated Action.

On September 11, 2012, the First Amended Class Action Complaint for Breach of Fiduciary Duty (the "Amended Complaint") was re-filed in the Lead Case.[2] On September 12, 2012, Plaintiffs filed an opposition to the Demurrer.

Between August 31, 2012 and September 7, 2012, and in anticipation of Plaintiffs' forthcoming motion for preliminary injunction, Defendants provided a substantial amount of document discovery to Plaintiffs (which production was made subject to the entry of an appropriate confidentiality order), including copies of Board minutes, presentation materials, emails, and financial forecasts.

In furtherance of the anticipated motion for preliminary injunction, Plaintiffs took the depositions of Valette, Chairman of Peet's Board, on September 10, 2012; O'Dea, Peet's President and Chief Executive Officer, on September 12, 2012; and Jeffery Schackner, a representative of Peet's financial advisor Citigroup Global Markets Inc. ("Citigroup") on September 12, 2012.

After Plaintiffs, Plaintiffs' Counsel, and Plaintiffs' financial expert had substantially reviewed and analyzed the facts as revealed through discovery, Plaintiffs and Defendants, through their respective counsel and by engaging in arm's-length negotiations, reached an agreement to settle the Actions on the terms reflected in a memorandum of understanding ("MOU").

On September 19, 2012, the Settling Parties entered into the MOU binding the Settling Parties to an agreement in principle providing for the full settlement of the Action on the terms and subject to the conditions set forth in the MOU, including the obligation to issue specific supplemental disclosures (the "Supplemental Disclosures") and the obligations to negotiate in good faith, execute, and present the Proposed Settlement to the Court for approval (the Supplemental Disclosures attached hereto as Exhibit 1). Defendants acknowledge that the Supplemental Disclosures were made solely as a result of the efforts of Plaintiffs and Plaintiffs' Counsel in the Action, and Plaintiffs believe that the Supplemental Disclosures provide a material benefit to the proposed Settlement Class.

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[2] Pursuant to the Court's September 4, 2012 Order Regarding JAB's Demurrer and Setting Joint Hearing on Demurrer and Anticipated Motion for Preliminary Injunction for October 3, 2012 (the "September 4 Order"), the Robertson Amended Complaint was re-filed in the Lead Case. Due to the timing of events, however, the Demurrer was due before the September 4 Order was entered, and thus, while the Demurrer was filed in the Robertson Action, the September 4 Order provides that the Demurrer is deemed filed in the Lead Case.

On September 20, 2012, Peet's filed an Amended Preliminary Proxy with the SEC which included (among other amendments) the Supplemental Disclosures relating to the Proposed Transaction resulting from the prosecution of the Action, and in particular the claims raised by Plaintiffs in the Amended Complaint, which provided stockholders with additional information concerning the Proposed Transaction well in advance of the Stockholder Vote.

Plaintiffs' Counsel, in consultation with their financial expert, have reviewed the facts revealed through discovery, and have concluded that the Supplemental Disclosures provide Peet's shareholders with a substantially improved opportunity to cast a fully-informed vote on the Proposed Transaction, and that the proposed Settlement is fair, reasonable, and adequate to the Settlement Class. All Settling Parties recognize the time and expense that would be incurred by further litigation, the uncertainties inherent in such litigation, and that the interests of the Settling Parties and the Settlement Class would best be served by a settlement of the Action, including the release of the Released Claims. Each Defendant denies having committed any violation of law or breach of fiduciary duty, including a breach of any duty to Peet's stockholders or the proposed Settlement Class, and maintain that they have committed no disclosure violations or any breach of duty whatsoever in connection with the Transaction or any public disclosures. There has been no admission or finding of facts or liability by or against any Defendant and nothing herein should be construed as such.

On September 19, 2012, a purported Peet's shareholder filed a complaint captioned *St. Louis Police Retirement System v. Peet's Coffee & Tea, Inc. et al* Case No. RG12-648444 (the "*St. Louis Action*") alleging substantially similar claims as the Amended Complaint. Accordingly, the Settling Parties agree that the *St. Louis Action* is subject to the Consolidation Order, and that the claims provided in the *St. Louis Action* are included within the Released Claims herein. As of the date the Stipulation was signed, the plaintiff in the *St. Louis Action* filed a request for dismissal.

In addition to the Action, on and after August 1, 2012, certain purported holders of Peet's common stock commenced shareholder class actions relating to the Proposed Transaction in the Superior Court of the State of Washington for King County (the "Washington Actions"). The Washington Actions include litigation commenced by the plaintiff in the *St. Louis Action.* The Washington Actions have been consolidated, and the plaintiff in the *St. Louis Action* pending before this

Court has been appointed Lead Plaintiff in the Washington Actions. Plaintiffs in the consolidated Washington Actions have not yet served the summons and complaint in those actions on all defendants named therein. Defendants have moved to dismiss or, in the alternative, stay the Washington Actions in deference to this Action. To the extent plaintiffs in the Washington Actions are Settlement Class Members, they will receive notice of the Proposed Settlement, as provided herein. The Settling Parties agree that the claims asserted in the Washington Action are included in the Released Claims described herein.

III. DEFINITIONS

As used in this Notice, the following terms have the meanings specified below:

1. "Action" means the shareholder class actions filed in this Court that are subject to the terms of the Lead and Consolidation Order.

2. "Co-Lead Counsel" means The Weiser Law Firm, P.C. and Brodsky & Smith, LLC.

3. "Final Court Approval" means the date on which the Judgment (defined below) first becomes finally affirmed on appeal or is no longer subject to appeal, or any other form of judicial review.

4. "Judgment" means the judgment to be rendered by the Court, substantially in the form attached as Exhibit D to the Stipulation.

5. "Merger Agreement" means the July 23, 2012 agreement under which Merger Sub, an affiliate of JAB, would merge with Peet's, and Peet's stockholders would receive $73.50 per share of Peet's stock.

6. "Person" means an individual, corporation, partnership, limited partnership, limited liability company or partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

7. "Plaintiffs' Counsel" means The Rosen Law Firm, P.A., Rigrodsky & Long, P.A., The Weiser Law Firm, P.C., Levi Korsinsky, LLP and Brodsky & Smith, LLC.

8. "Released Parties" means Defendants and their respective families, parent entities, associates, affiliates, divisions, joint ventures, or subsidiaries, and Citigroup Global Markets Inc. and

Morgan Stanley & Co. LLC, and each and all of their respective past, present or future officers, directors, shareholders, principals, agents, representatives, employees, attorneys, financial or investment advisors, appraisers, and any other advisors, consultants, accountants, investment bankers, commercial bankers, trustees, engineers, insurers, co-insurers and reinsurers, trustees, general or limited partners or partnerships, limited liability companies, members, heirs, executors, personal or legal representatives, estates, administrators, predecessors, successors and assigns, whether or not any such Released Parties were named, served with process or appeared in the Action.

9. "Settlement" means the Settlement documented in the Stipulation.

10. "Settlement Class" means the common stockholders of Peet's for the period from and including July 23, 2012, through and including the date of the consummation of the Proposed Transaction, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under any of them and each of them. Excluded from the Settlement Class are Defendants and members of the immediate family of any Defendant, any entity in which a Defendant has or had a controlling interest, and the legal representatives, heirs, successors or assigns of any such excluded person.

11. "Settlement Class Member" means a Person or Persons who falls within the definition of the Settlement Class.

12. "Settlement Class Period" means the period from July 23, 2012 to the consummation of the Proposed Transaction.

13. "Settlement Class Representatives" means Jay Schufman, Bruce Weir, Timothy Robertson, David Light, and Gregory Pearson.

14. "Settlement Hearing" means a hearing before the Court for the final approval of the Stipulation.

15. "Stipulation" means the Settling Parties' Stipulation of Settlement dated October 1, 2012.

IV. GENERAL TERMS OF THE PROPOSED SETTLEMENT

The Parties have agreed to the Proposed Settlement which, if approved by the Court, will result in a judgment being entered in the Action which provides for certain benefits to the Settlement Class.

In consideration for the Proposed Settlement and dismissal with prejudice of the Action and the releases provided herein, and as a result of the filing and prosecution of the Action and after arm's-length negotiations with counsel for Plaintiffs, in conjunction with this Settlement, Defendants agreed to provide and did provide additional disclosures to Peet's shareholders, as set forth in Amendment No. 1 to the Proxy filed by Peet's with the SEC on September 20, 2012 (*i.e.*, the Amended Proxy) concerning certain matters raised by Plaintiffs and Plaintiffs' Counsel.

The Proposed Settlement will not provide any other consideration to the Peet's shareholders who are members of the Settlement Class. In particular, it does not require creation of any settlement fund, nor does it require any monetary payments to Peet's shareholders. If the Court approves the Proposed Settlement, you will be unable to opt-out or withdraw from the Settlement Class.

THE COURT HAS NOT FINALLY DETERMINED THE MERITS OF PLAINTIFFS' CLAIMS OR THE DEFENSES THERETO. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW BY DEFENDANTS OR THAT RECOVERY COULD BE OBTAINED IN ANY AMOUNT IF THE ACTION WAS NOT SETTLED.

V. REPRESENTATION AND OBJECTIONS

If you want to represent yourself or hire an attorney to represent you in this matter, or if you wish to object to the Proposed Settlement or the Fee and Expense Amount, you may do so at your own expense. You should submit your appearance or objection to the Court at 1221 Oak Street, Oakland, California 94612.

If you decide to appear or object, you or your attorney must file and serve your appearance or objection with the Court and provide copies to all the attorneys for the Settling Parties at the addresses listed below, all of which must be filed with the Court and received by counsel for the Settling Parties not later than [DATE]. If you intend to present evidence at the Settlement Hearing, you must include with your notification a list identifying the witnesses whom you may call to testify and true copies of any exhibits you intend to offer into evidence. All objections must contain the objector's name,

address, telephone number, the name and number of the Action as set out above, the factual basis and legal grounds for the objection, and must be signed by the objecting person.

VI. EFFECT OF SETTLEMENT APPROVAL – RELEASED CLAIMS

Upon the Effective Date, Plaintiffs and each of the Settlement Class Members shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, discharged, settled, and dismissed with prejudice on the merits, to the fullest extent permitted by law, all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, fees, expenses, costs, matters and issues of any kind or nature whatsoever, whether legal, equitable or any other type, known or Unknown Claims (as defined below), contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, that have been, could have been, or in the future can or might be asserted in the Actions or in any court, tribunal or proceeding of any state or federal court (including, but not limited to, any claims arising under federal securities laws or under federal, state statutory or common law, or any other law, rule or regulation, including the law of any jurisdiction outside of the United States) by Plaintiffs or any Settlement Class Members (whether individual, class, derivative, representative, legal, equitable or any other type or in any other capacity) against the Released Parties, which have arisen, could have arisen, arise now or hereafter arise out of or relate to the allegations, facts, events, acquisitions, matters, acts, occurrences, decisions, conduct, statements, representations, omissions, or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved or set forth in, that is or could have been raised in, or referred to or otherwise related in any way to: (i) the claims or allegations asserted in the Action, (ii) the Proposed Transaction; (iii) any filing with the SEC relating to the Proposed Transaction; (iv) the negotiations in connection with the Proposed Transaction; (v) the public statements or disclosures or disclosure obligations of any of the Defendants or Released Parties in connection with the Proposed Transaction; (vi) the fiduciary obligations of any of the Defendants or Released Parties in connection with the Proposed Transaction, any SEC filings or any other matter in connection with the Proposed Transaction; or (vii) the entry by Defendants into this MOU, the Stipulation, the Settlement Documents and the Proposed Settlement (collectively, "Released Claims"). Notwithstanding the foregoing, this release shall not apply to or affect any shareholder's right or ability to pursue statutory

appraisal rights pursuant to Chapter 23B.13 of the Washington Business Corporation Act, nor shall it bar claims for the enforcement of the terms of the Proposed Settlement.

"Unknown Claims" means any claim that any Plaintiff or any Settlement Class Member does not know or suspect exists in his, her or its favor at the time of the release of the Released Claims as against the Released Parties, including without limitation those which, if known, might have affected the decision to enter into the Proposed Settlement. With respect to any of the Released Claims, the Settling Parties stipulate and agree that upon the Effective Date, Plaintiffs and each of the Settlement Class Members shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, discharged, and dismissed with prejudice on the merits, to the fullest extent permitted by law, the benefits conferred by or under §1542 of the California Civil Code (or by any law of any state or territory of the United States, or principle of common law that is similar, comparable or equivalent of §1542 of the California Civil Code) which provides:

> **A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.**

Plaintiffs acknowledge, and by operation of the entry of a final order and judgment approving the Proposed Settlement, the Settlement Class Members shall be deemed to have acknowledged, that Plaintiffs and the Settlement Class Members may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this release, but that it is the intention of Plaintiffs, and by operation of law the Settlement Class Members shall be deemed to intend, to fully, finally, and forever settle and release any and all claims released hereby known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of such additional or different facts. Plaintiffs acknowledge, and the Settlement Class Members shall be deemed by operation of the entry of a final order and judgment approving the Proposed Settlement to have acknowledged, that the foregoing

waiver was separately bargained for and is a key element of the Proposed Settlement of which this release is a part.

Upon Final Court Approval of the Proposed Settlement, a judgment shall be entered dismissing with prejudice and fully and finally settling the Action as to all Settlement Class Members. The judgment would also bar and enjoin Plaintiffs and all members of the Settlement Class (and their predecessors, successors, and assigns) from commencing, prosecuting, instigating, or in any way participating in the commencement, prosecution, or instigation of any action asserting any Released Claims.

VII. ORDER AND FINAL JUDGMENT OF THE COURT

If the Court determines that the Proposed Settlement, as provided for in the Stipulation, is fair, reasonable, adequate and in the best interests of the Settlement Class, the Settling Parties will ask the Court to enter an Order and Final Judgment, which will, among other things:

1. approve the Proposed Settlement and adjudge the terms thereof to be fair, reasonable, adequate, and in the best interests of the Settlement Class;

2. authorize and direct the performance of the Proposed Settlement in accordance with its terms and conditions and reserve jurisdiction to supervise the consummation of the Proposed Settlement provided herein;

3. whether the Settlement Class should be finally certified as a non-opt-out class and whether Plaintiffs in the Action and Co-Lead Counsel have adequately represented the Settlement Class;

4. dismiss the Action with prejudice and release the Defendants, and each of them, and all the Released Parties from the Released Claims; and

5. approve the award of the Fee and Expense Amount to Plaintiffs' Counsel in accordance with the Stipulation.

VIII. FINAL SETTLEMENT HEARING

On _________, 2012 at [TIME], a hearing will be held in the Superior Court of California, Alameda County before the Honorable Wynne S. Carvill to determine whether the Proposed Settlement should be granted final approval by the Court, and whether the proposed Fee and Expense Amount

should be approved. This Settlement Hearing may be continued from day to day at the discretion of the Court.

IX. EFFECT OF DISAPPROVAL

If the Proposed Settlement is not approved, the Settling Parties will return to the positions they occupied as of the time the Proposed Settlement was reached, and the litigation will continue as if there had not been a Proposed Settlement.

X. ADDRESSES OF THE COURT AND ATTORNEYS FOR THE SETTLING PARTIES

The address for the Court is 1221 Oak Street, Oakland, CA 94612.

The contact information for Plaintiff Weir's Counsel (who also serves as Co-Lead Counsel) is: Evan J. Smith, Brodsky & Smith LLP, 9595 Wilshire Boulevard, Suite 900, Beverly Hills, CA 90212.

The contact information for Plaintiff Robertson's Counsel (who also serves as Co-Lead Counsel) is: Kathleen A. Herkenhoff, The Weiser Law Firm, P.C., 12707 High Bluff Drive, Suite 200, San Diego, CA 92130.

The contact information for Defendants Peet's and its Directors' Counsel is: Gordon C. Atkinson, Cooley, LLP, 101 California Street, 5th Floor, San Francisco, CA 94111.

The contact information for Defendants JAB and Merger Sub's Counsel is: Timothy Miller, Skadden, Arps, Slate, Meagher, & Flom LLP, 525 University Ave, Suite 1100, Palo Alto, CA 94301.

XI. APPLICATION FOR ATTORNEYS' FEES AND EXPENSES (THE "FEE AND EXPENSE AMOUNT")

Plaintiffs' Counsel have neither received any payment for their services in prosecuting the Action on behalf of Plaintiffs and the Settlement Class, nor have Plaintiffs' Counsel been reimbursed for their out-of-pocket expenses incurred to date. After resolving the substantive terms of the Proposed Settlement, the Parties negotiated an amount of attorneys' fees and expenses to compensate Plaintiffs' Counsel in the Action for their work in achieving the benefits of the Proposed Settlement. Subject to Court approval, the Company, its insurers, and/or their successors will cause to be paid to Plaintiffs' Counsel the Fee and Expense Amount in the amount of $550,000. Neither you nor any other Settlement Class Members is personally liable for the Fee and Expense Amount. The Fee and Expense Amount approved by the Court will be the only payment to Plaintiffs' Counsel for their efforts in achieving this

Proposed Settlement and for their risk in undertaking this representation on a wholly contingent basis. Final Court Approval of the Proposed Settlement is not conditioned on the award of the Fee and Expense Amount, or the approval of attorneys' fees and the reimbursement of expenses. to Plaintiffs or Plaintiffs' Counsel, and any appeal related thereto. Except for the Fee and Expense Amount described herein, the final Judgment will provide that the Released Parties shall bear no other expenses, costs, damages, or fees alleged or incurred by the Plaintiffs, by any Settlement Class Member, or by any of their attorneys, experts, advisors, agents, or representatives.

XII. INTERIM INJUNCTION

Pending final determination of whether the Proposed Settlement should be approved, Plaintiffs and any and all members of the Settlement Class are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claim against any Released Person.

XIII. NOTICE TO THOSE HOLDING STOCK FOR THE BENEFIT OF OTHERS

Brokerage firms, banks and/or other persons or entities who held shares of Peet's common stock for the benefit of others are directed promptly to send this Notice to all of their respective beneficial owners. If additional copies of the Notice are needed for forwarding to such beneficial owners, any requests for such additional copies may be made to:

Settlement Administrator
c/o _______________

XIV. FOR MORE INFORMATION ABOUT THIS ACTION

This Notice is only a summary of the Proposed Settlement, which is fully set forth in the Stipulation. To obtain more information about this Proposed Settlement, or to obtain a copy of the Stipulation, you may view the Stipulation during regular business hours at the Court Clerk's office or

online at [Peet's website info]. In addition, a copy of the Stipulation is attached as an exhibit to a Form 8-K that Peet's filed with the SEC and is available at www.sec.gov. **PLEASE DO NOT CONTACT THE COURT REGARDING THIS NOTICE.**

THE COURT HEREBY APPROVES THIS NOTICE

IT IS SO ORDERED

Dated: ______________________ ______________________________
HONORABLE WYNNE S. CARVILL
JUDGE OF THE SUPERIOR COURT

THE WEISER LAW FIRM, P.C.
KATHLEEN A. HERKENHOFF (SBN 168562)
12707 High Bluff Drive, Suite 200
San Diego, CA 92130
Telephone: 858/794-1441
kah@weiserlawfirm.com

Co-Lead Class Counsel for Plaintiffs and
Chair of the Executive Committee of Plaintiffs' Counsel

[Additional Counsel appear on signature page.]

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF ALAMEDA

JAY SCHUFMAN, Individually and on Behalf of All Others Similarly Situated, Plaintiff, vs. PEET'S COFFEE & TEA, INC., et al., Defendants.	Lead Case No. RG12-640529 (Consolidated with Case Nos. RG12-640783; RG12-640956; RG12-641418; and RG12-641259) Assigned For All Purposes To: Judge Wynne S. Carvill Department: 21 **CLASS ACTION**
This Document Relates To: ALL ACTIONS.	[PROPOSED] FINAL ORDER AND JUDGMENT Date Lead Case Filed: July 24, 2012

EXHIBIT D

This matter came before the Court for hearing, pursuant to the Preliminary Approval Order[1] of this Court dated ______, 2012 (the "Settlement Hearing"), on the application of the Settling Parties for approval of the Settlement set forth in the Stipulation, and due and adequate notice having been given to the Settlement Class as required in said Preliminary Approval Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause appearing therefore,

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1. This Court has jurisdiction over the subject matter of the Action and over all parties to the Action, including the Settlement Class Members.

2. This Final Order and Judgment (the "Judgment") incorporates and makes a part hereof: (i) the Stipulation; and (ii) the Court-approved Notice which was filed with the Court as Exhibit C to the Stipulation.

3. The Notice of the Settlement given to the Settlement Class was the best notice practicable under the circumstances. The Notice provided due and adequate notice of the Action and of the matters set forth in the Stipulation, including the Settlement, to all Persons entitled to such notices, and the Notice fully satisfied the requirements of state law and due process, and any other applicable law, statute, or rule.

4. The Court finds that, in light of the Settling Parties' agreement to settle the claims alleged in the Action, the Settlement Class preliminarily certified in the Preliminary Approval Order meets all of the requirements of §382 of the California Code of Civil Procedure for the reasons set out in the Preliminary Approval Order. Therefore, for purposes of settlement only, the Court hereby certifies a non-opt-out Settlement Class consisting of all record and beneficial common stockholders of Peet's from July 23, 2012, through and including the date of consummation of the Proposed Transaction, including any and all of their respective successors in interest, predecessors,

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[1] Except as otherwise expressly provided below or as the context otherwise requires, all capitalized terms shall have the same meanings and/or definitions as set forth in the Stipulation of Settlement dated October 1, 2012 (the "Stipulation").

representatives, trustees, executors, heirs, assigns, or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under any of them and each of them (the "Settlement Class"). Excluded from the Settlement Class are Defendants and members of the immediate family of any Defendant, any entity in which a Defendant has or had a controlling interest, and the legal representatives, heirs, successors or assigns of any such excluded person. Plaintiffs Jay Schufman, Bruce Weir, Timothy Robertson, David Light and Gregory Pearson are certified as the Settlement Class Representatives.

5. The Court finds the Settlement is in all respects fair, reasonable, and adequate with respect to the Settlement Class, and directs that the Settlement be consummated in accordance with the terms and conditions set forth in the Stipulation, and hereby approves the Settlement as set forth in the Stipulation.

6. Due and adequate notice of the proceedings having been provided to the Settlement Class Members, and a full opportunity having been offered to them to participate in the Hearing, it is hereby determined that they are bound by the Final Order and Judgment entered herein.

7. The Court approves the agreed upon amount for Plaintiffs' attorneys' fees and expenses (*i.e.* the Fee and Expense Amount) and directs Defendants to pay $550,000 to Plaintiffs' Counsel for their attorneys' fees and expenses in accordance with the terms and subject to the conditions of the Stipulation. Except as provided herein, the Released Parties shall bear no other expenses, costs, damages, or fees alleged or incurred by the Plaintiffs, by any Settlement Class Member, or by any of their attorneys, experts, advisors, agents, or representatives.

8. Upon the Effective Date, Plaintiffs and each of the Settlement Class Members shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, discharged, settled, and dismissed with prejudice on the merits, to the fullest extent permitted by law, all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, fees, expenses, costs, matters and issues of any kind or nature whatsoever, whether legal, equitable or any other type, known or Unknown Claims (as defined below), contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, that have been, could have been, or in the future can or might be asserted in the Action or in

any court, tribunal or proceeding of any state or federal court (including, but not limited to, any claims arising under federal securities laws or under federal, state statutory or common law, or any other law, rule or regulation, including the law of any jurisdiction outside of the United States) by Plaintiffs or any Settlement Class Members (whether individual, class, derivative, representative, legal, equitable or any other type or in any other capacity) against the Released Parties, which have arisen, could have arisen, arise now or hereafter arise out of or relate to the allegations, facts, events, acquisitions, matters, acts, occurrences, decisions, conduct, statements, representations, omissions, or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved or set forth in, that is or could have been raised in, or referred to or otherwise related in any way to: (i) the claims or allegations asserted in the Action, (ii) the Proposed Transaction; (iii) any filing with the SEC relating to the Proposed Transaction; (iv) the negotiations in connection with the Proposed Transaction; (v) the public statements or disclosures or disclosure obligations of any of the Defendants or Released Parties in connection with the Proposed Transaction; (vi) the fiduciary obligations of any of the Defendants or Released Parties in connection with the Proposed Transaction, any SEC filings or any other matter in connection with the Proposed Transaction; or (vii) the entry by Defendants into this MOU, the Stipulation, the Settlement Documents and the Settlement (collectively, "Released Claims"). Notwithstanding the foregoing, this release shall not apply to or affect any shareholder's right or ability to pursue statutory appraisal rights pursuant to Chapter 23B.13 of the Washington Business Corporation Act, nor shall it bar claims for the enforcement of the terms of the Settlement.

9. This Action and the Released Claims are hereby dismissed on the merits and with prejudice, and without costs, in full and final discharge of any and all claims or obligations that were or could have been asserted in the Action against the Released Parties.

10. Upon the Effective Date, Defendants and the Released Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, discharged, and dismissed with prejudice on the merits, and be barred forever from asserting, to the fullest extent permitted by law, any claims whatsoever against Plaintiffs and Plaintiffs' Counsel arising from the initiation, prosecution, litigation, or resolution of the Action, provided that such release shall not bar any claims for the enforcement of the terms of the Settlement.

11. The Court permanently bars and enjoins Plaintiffs and all members of the Settlement Class (and their predecessors, successors, and assigns) from commencing, prosecuting, instigating, or in any way participating in the commencement, prosecution, or instigation of any action asserting any Released Claims, including any claims by any Settlement Class Member seeking a fee based on any supplemental disclosures made by Peet's except as otherwise provided for in Paragraph 7 above, either directly, representatively, derivatively, or in any other capacity, against any Released Person. Consistent with this paragraph, the Settling Parties are directed to obtain the dismissal with prejudice on the merits of any claims asserted in any action related to the subject matter of the Action, the Proposed Transaction, or the Released Claims.

12. The Released Parties may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of *res judicata*, collateral *estoppel*, release, good-faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

13. Without affecting the finality of this Judgment in any way, the Court hereby retains continuing jurisdiction over the Action and the Settling Parties for: (i) implementation of the Settlement; and (ii) all other proceedings related to the implementation and enforcement of the terms of the Stipulation and/or the Settlement. The time to appeal from this Judgment shall commence upon notice of entry of the Judgment.

14. In the event that the Settlement does not become effective in accordance with the terms of the Stipulation, then this Judgment shall be rendered null and void to the extent provided by and in accordance with the Stipulation and shall be vacated and, in such event, all orders entered and releases delivered in connection herewith shall be null and void to the extent provided by and in accordance with the Stipulation. The fact of and provisions contained in the MOU, the Stipulation and/or this Judgment, and all negotiations, discussions, actions, and proceedings in connection with the Settlement, shall not be deemed or constitute a presumption, concession, or an admission by any of the Settling Parties, any signatory hereto or any Released Party of any fact or issue of law, fault, liability, or wrongdoing or lack of any fault, liability, or wrongdoing, as to any facts or claims alleged or asserted, or that could have been alleged or asserted, in the Action, or any other actions or proceedings, and shall not be offered or

received in evidence or otherwise used by any Person in the Action, or any other action or proceeding, except in connection with any proceeding to enforce the terms of this Settlement.

15. The Court finds that during the course of the Action the Settling Parties and their respective counsel at all times acted professionally and in compliance with California Code of Civil Procedure §128.7, and all other similar statutes or court rules with respect to any claims or defenses in the Action. Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.

16. The effectiveness of the provisions of this Judgment and the obligations of the Settling Parties under the Settlement shall not be conditioned upon or subject to the resolution of any appeal from this Judgment that relates solely to the issue of the Fee and Expense Amount.

17. The Action is hereby dismissed as against Defendants with prejudice, and without fees or costs (except as set forth in the Stipulation and paragraph 6 herein).

18. The Court directs immediate entry of the Judgment by the Clerk of the Court.

IT IS SO ORDERED.

DATED: ______________________

____
HONORABLE WYNNE S. CARVILL
JUDGE OF THE SUPERIOR COURT

Submitted by:

THE WEISER LAW FIRM, P.C.
KATHLEEN A. HERKENHOFF (SBN 168562)

Kathleen A. Herkenhoff
____
KATHLEEN A. HERKENHOFF

12707 High Bluff Drive, Suite 200
San Diego, CA 92130
Telephone: 858/794-1441

THE WEISER LAW FIRM, P.C.
Patricia C. Weiser
Joseph M. Profy
James M. Ficaro
22 Cassatt Avenue
Berwyn, PA 19312

Co-Lead Class Counsel, Chair of the Executive Committee of Plaintiffs' Counsel, and Counsel for Plaintiff Robertson

BRODSKY & SMITH LLC
Evan J. Smith (SBN 242352)
9595 Wilshire Boulevard, Suite 900
Beverly Hills, CA 90212
Telephone: 877/534-2590
Fax: 310/247-0160

Co-Lead Counsel for the Class, Chair of the Executive Committee of Plaintiffs' Counsel, and Counsel for Plaintiff Weir

BRAMSON, PLUTZIK, MAHLER & BIRKHAEUSER LLP
Alan R. Plutzik, Esq. (CSB # 077785)
Michael S. Strimling, Esq. (CSB # 096135)
2125 Oak Grove, Ste. 120
Walnut Creek, California 94598
Telephone: 925/945-0200
Fax: 925/945-8792

LEVI & KORSINSKY, LLP
Joseph E. Levi, Esq.
Michael H. Rosner, Esq.
30 Broad Street, 24th Floor
New York, NY 10004
Telephone: 212/363-7500
Fax: 212/363-7171

Counsel for Plaintiff Pearson and
Member of the Executive Committee of Plaintiffs' Counsel

THE ROSEN LAW FIRM, P.A.
Laurence M. Rosen (SBN: 219683)
355 South Grand Avenue, Suite 2450
Los Angeles, CA 90071
Telephone: 213/785-2610
Fax: 213/226-4684

Counsel for Plaintiffs Schufman and Light and
Member of the Executive Committee of Plaintiffs' Counsel

RIGRODSKY & LONG, P.A.
Seth D. Rigrodsky
Brian D. Long
Gina M. Serra
919 North Market Street, Suite 980
Wilmington, DE 19801
Telephone: 302/295-5310
Fax: 302/654-7530

Counsel for Plaintiff Light and
Member of the Executive Committee of Plaintiffs' Counsel